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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38339) of RTI International Metals, Inc. of our report dated June 24, 2002 relating to the financial statements of the RMI Titanium Company Employee Savings and Investment Plan, which appears in this Form 10-K/A. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38340) of RTI International Metals, Inc. of our report dated June 24, 2002 relating to the financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan, which appears in this Form 10-K/A.




June 24, 2002